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                                                                    EXHIBIT 10.3

                       FORM OF INDEMNIFICATION AGREEMENT
                       ---------------------------------


     Indemnification Agreement ("Agreement") is made on ______________, 1997, between CONCENTRIC NETWORK CORPORATION, a Delaware corporation ("Corporation"), and _________________ ("Director").


                                   RECITALS
                                   --------

     A. Director is a member of Corporation's Board of Directors, and Corporation desires Director to continue in such capacity. Director is willing to continue to serve on Corporation's Board of Directors if Director receives the protections provided by this Agreement.

     B. Corporation's Bylaws obligate it to indemnify its directors and officers to the maximum extent authorized by the Delaware General Corporations Law, as amended.

     C. Corporation intends to secure, at its expense, directors' and officers' liability insurance ("D&O Insurance") protecting its directors in connection with their performance of services for Corporation.

     D. Corporation believes that (1) litigation against corporate directors, regardless of whether meritorious, is expensive and time-consuming for the director to defend; (2) there is a substantial risk of a large judgment or settlement in litigation in which a corporate director was neither culpable nor profited personally to the detriment of the corporation; (3) it is increasingly difficult to attract and keep qualified directors because of such potential liabilities; and (4) it is important for a director to have assurance that indemnification will be available if the director acts in accordance with reasonable business standards to the fullest extent permitted by applicable law, it is in the best interests of Corporation and its Stockholders for Corporation to contractually obligate itself to indemnify its directors and to set forth the details of the indemnification process.

     E. Based upon the conclusions stated in Recital D above, to induce Director to continue to serve on Corporation's Board of Directors and in consideration of Director's continued service as a director, Corporation wishes to enter into this Agreement with Director.

     Therefore, Corporation and Director agree as follows:

     1.   AGREEMENT TO SERVE.  Director will serve as a member of the Board of
          ------------------
Directors of Corporation so long as Director is duly elected and qualified to so serve or until Director resigns or is removed from Corporation's Board of Directors.

     2.   INDEMNIFICATION.
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          (a)  Corporation will indemnify Director to the fullest extent permitted under the governing law in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification if Director was or is a party or threatened to be made a party to any threatened, pending or completed action, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing, or any other suit or proceeding of any kind, whether civil, criminal, administrative or investigative and whether formal or informal (including actions by or in the right of Corporation and any preliminary inquiry or claim by any person or authority) (collectively, a "Proceeding"), by reason of the fact that Director is or was a director, officer, employee or agent of Corporation or is or was serving at Corporation's request as a director, officer, employee or agent of another corporation (including a Subsidiary), partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof (collectively, "Covered Matters").
Such indemnification will cover all Expenses (as defined in paragraph 5(a) below), liabilities, judgments (including punitive and exemplary damages), penalties, fines (including excise taxes relating to employee benefit plans and civil penalties) and amounts paid in settlement which are incurred or imposed upon Director in connection with a Covered Matter (collectively, "Indemnified Amounts").

          (b) Notwithstanding the foregoing provisions of paragraph 2(a) above, no such indemnification shall be made in respect of any claim, issue, or matter as to which the governing law expressly prohibits such indemnification by reason of an adjudication of liability of Director to the Corporation; provided,
                                                                --------
however, that in such event such indemnification shall nevertheless be made by
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the Corporation to the extent that the court in which such action or suit was brought shall determine equitable under the circumstances.

          (c) Notwithstanding any provision of this Agreement, to the extent that Director has been wholly successful on the merits or otherwise absolved in any proceeding on any claim, issue or matter, Director shall be indemnified against all Expenses incurred by Director or on Director's behalf in connection therewith. If Director is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Director to the maximum extent permitted by law, against all Expenses, judgments, penalties, fines and amounts paid in settlement, incurred by Director in connection with each successfully resolved claim, issue, or matter. For purposes of this paragraph 2, and without limitation, the termination of any such claim, issue or matter by dismissal with or without prejudice shall be deemed to be a successful resolution as to such claim, issue or matter.

     3.   CLAIMS FOR INDEMNIFICATION.  Director will give Corporation written
          --------------------------
notice of any claim for indemnification under this Agreement. Payment requests will include a schedule setting forth in reasonable detail the amount requested and will be accompanied (or, if necessary, followed) by copies of the relevant invoices or other documentation. Upon Corporation's request, Director will provide Corporation with a copy of the document or pleading, if any, notifying Director of the Covered Matter. To the extent practicable, Corporation will pay Indemnified Amounts directly without requiring Director to make any prior payment.

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     4.   DETERMINATION OF RIGHT TO INDEMNIFICATION.
          -----------------------------------------

          (a) Director will be presumed to be entitled to indemnification under this Agreement and will receive such indemnification, subject to paragraph 4(b) below, irrespective of whether the Covered Matter involves allegations of intentional misconduct, alleged violations of Section 16(b) of the Securities Exchange Act of 1934, alleged violations of Section 10(b) of the Securities Exchange Act of 1934 (including Rule 10b-5 thereunder), breach of Director's fiduciary duties (including duties of loyalty or care) or any other claim.

          (b) If, in the opinion of counsel to Corporation, applicable law permits indemnification in a Covered Matter only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because Director has met a standard of conduct established by applicable law, and upon an evaluation of Indemnified Amounts to be paid in connection with such Covered Matter, the following will apply:

               (1) Corporation will give Director notice that a determination and evaluation will be made under this paragraph 4(b); such notice will be given immediately after receipt of counsel's opinion that such a determination and evaluation is necessary and will include a copy of such opinion.

               (2) Such determination and evaluation will be made in good faith, as follows:

                    (A) by a majority vote of a quorum of Corporation's Board of Directors who are not parties or threatened to be made parties to the Covered Matter in question ("Disinterested Directors") or, if such a quorum is not obtainable or, even if obtainable, by a majority vote of a committee of two or more Disinterested Directors who are selected by the entire Board; or

                    (B) by an attorney or firm of attorneys, having no previous relationship with Corporation or Director, which is selected by the Board of Directors or Committee as prescribed in clause (A) above; or

                    (C) by the Stockholders by a majority vote of a quorum consisting of Stockholders who were not parties to such proceeding, or, if no such quorum is obtainable, by a majority vote of Stockholders who were not parties to such proceeding.

               (3) Director will be entitled to a hearing before the entire Board of Directors of Corporation and any other person or persons making the determination and evaluation under clause (2) above. Director will be entitled to be represented by counsel at such hearing.

               (4) The cost of a determination and evaluation under this paragraph 4(b) (including attorneys' fees and other expenses incurred by Director in preparing for and attending the hearing contemplated by clause
     (3) above and otherwise in connection with the determination and evaluation under this paragraph 4(b)) will be borne by Corporation.

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               (5)  The determination will be made as promptly as reasonably possible after notice from counsel to Corporation of the need therefor and, in any case, promptly as possible after final adjudication of the Covered Matter.

               (6) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. If the determination of permissibility is made under clause 2(B) above, the same persons shall evaluate the reasonableness of expenses and may authorize indemnification.

               (7) Director will be presumed to have met the required standard of conduct under this paragraph 4(b) unless it is clearly demonstrated to the determining body that Director has not met the required standard of conduct.

          (c) Notwithstanding the failure of Corporation to provide indemnification, and despite any contrary determination of the Board of Directors or of the Stockholders in the specific case, Director may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction.

     5.   INDEMNIFICATION FOR EXPENSES OF A WITNESS.
          -----------------------------------------

          Notwithstanding any other provision of this Agreement, to the extent that Director, by reason of the fact that Director is or was a director, officer, employee or agent of Corporation or any other entity which Director is or was serving at the request of Corporation, a witness in any Proceeding, Director shall be indemnified by the Corporation against all Expenses actually incurred by Director or on Director's behalf in connection therewith.

     6.   ADVANCE OF EXPENSES.
          -------------------

          (a) Before final adjudication of a Covered Matter, upon Director's request pursuant to paragraph 3 above, Corporation will promptly either advance Expenses directly or reimburse Director for all Expenses. As used in this Agreement, "Expenses" means all costs and expenses (including attorneys' fees, expert fees, other professional fees and court costs) incurred by Director in connection with a Covered Matter other than judgments, penalties, fines and settlement amounts.

          (b) Expenses incurred by Director in defending a civil or criminal proceeding may be paid by Corporation in advance of the final disposition of such proceeding, only upon receipt of an undertaking by or on behalf of Director to repay such amount if Director is ultimately found by the court not to be entitled to indemnification by Corporation.

     7.   DEFENSE OF CLAIM.
          ----------------

          (a) Except as provided in paragraph 7(c) below, Corporation, jointly with any other indemnifying party, will be entitled to assume the defense of any Covered Matter as to which Director requests indemnification.

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          (b)  Counsel selected by Corporation to defend any Covered Matter will be subject to Director's advance written approval, which will not be unreasonably withheld.

          (c) Director may employ Director's own counsel in a Covered Matter and be fully reimbursed therefor if (1) Corporation approves, in writing, the employment of such counsel or (2) either (A) Director has reasonably concluded that there may be a conflict of interest between Corporation and Director or between Director and other parties represented by counsel employed by Corporation to represent Director in such action or (B) Corporation has not employed counsel reasonably satisfactory to Director to assume the defense of such Covered Matter promptly after Director's request.

          (d) Neither Corporation nor Director will settle any Covered Matter without the other's written consent, which will not be unreasonably withheld.

          (e) If Director is required to testify (in court proceedings, depositions, informal interviews or otherwise), consult with counsel, furnish documents or take any other reasonable action in connection with a Covered Matter, Corporation will pay Director a fee for Director's efforts at a rate equal to the amount payable to Director for attending Board and Board committee meetings, plus reimbursement for all reasonable expenses incurred by Director in connection therewith.

     8.   DISPUTES; ENFORCEMENT.
          ---------------------

          (a) If there is a dispute relating to the validity or enforceability of this Agreement or a denial of indemnification, Advance of Expenses or payment of any other amounts due under this Agreement or Corporation's Amended and Restated Certificate of Incorporation or Bylaws, Corporation will provide such indemnification, Advance of Expenses or other payment until a final, non-appealable judgment that Director is not entitled to such indemnification, Advance of Expenses or other payment has been rendered by the court of last resort (or by a lower court if not timely appealed). Director will repay such amounts if such final, non-appealable judgment so requires.

          (b) Corporation will reimburse all of Director's reasonable expenses (including attorneys' fees) in pursuing an action to enforce Director's rights under this Agreement unless a final, non-appealable judgment against Director has been rendered in such action by the court of last resort (or by a lower court if not timely appealed). At Director's request, such expenses will be advanced by Corporation to Director as incurred before final resolution of such action by the court of last resort; such expenses will be repaid by Director if a final, non-appealable judgment in Corporation's favor is rendered in such action by the court of last resort (or by a lower court if not timely appealed).

     9.   D&O INSURANCE.
          -------------

          (a)  Corporation currently has no D&O Insurance in effect.

          (b) Subject to the provisions of paragraph 9(c) below, as soon as is reasonably practical in the sole judgment of the Board of Directors, the Corporation will purchase and maintain D&O Insurance in such amount as its Board of Directors determines appropriate, insuring Director

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against any liability arising out of Director's status as a director of
Corporation, regardless of whether Corporation has the power to indemnify Director against such liability under applicable law.

          (c) Corporation will not be required to purchase and maintain D&O Insurance if the Board of Directors of Corporation determines, after diligent inquiry, that (1) such insurance is not available; or (2) the premiums for available insurance are disproportionate to the amount of coverage and to the premiums paid by other corporations similarly situated. The Board of Directors of Corporation will, at least annually, in good faith review its decision not to maintain D&O Insurance and will purchase such insurance at any time that the conditions of this paragraph 9(c) cease to apply.

          (d) The parties will cooperate to obtain advances of Expenses, indemnification payments and consents from D&O Insurance carriers in any Covered Matter to the full extent of applicable D&O Insurance. The existence of D&O insurance coverage will not diminish or limit Corporation's obligation to make indemnification payments to Director. Amounts paid directly to Director with respect to a Covered Matter by Corporation's D&O Insurance carriers will be credited to the amounts payable by Corporation to Director under this Agreement.

     10.  LIMITATIONS OF ACTIONS:  LIMITATION OF LIABILITY.  No action will be
          ------------------------------------------------
brought by or on behalf of Corporation against Director or Director's heirs or personal representatives relating to Director's service as a director, after the expiration of one year from the date Director ceases (for any reason) to serve as a Director of Corporation, and any claim or cause of action of Corporation will be extinguished and deemed released unless asserted by the filing of a legal action before the expiration of such period.

     11.  RIGHTS NOT EXCLUSIVE.  The indemnification provided to Director under
          --------------------
this Agreement will be in addition to any indemnification provided to Director by any law, agreement, Board resolution, provision of the Amended and Restated Certificate of Incorporation or Bylaws of Corporation or otherwise.

     12.  SUBROGATION.  Upon payment of any Indemnified Amount under this
          -----------
Agreement, Corporation will be subrogated to the extent of such payment to all of Director's rights of recovery therefor and Director will take all reasonable actions requested by Corporation (at no cost or penalty to Director) to secure Corporation's rights under this paragraph 12 including executing documents.

     13.  CONTINUATION OF INDEMNITY.  All of Corporation's obligations under
          -------------------------
this Agreement will continue as long as Director is subject to any actual or possible Covered Matter, notwithstanding Director's termination of service as a director.

     14.  AMENDMENTS.  Neither Corporation's Amended and Restated Certificate of
          ----------
Incorporation nor its Bylaws will be changed to increase liability of directors or to limit Director's indemnification. Any repeal or modification of Corporation's Amended and Restated Certificate of Incorporation or Bylaws or any repeal or modification of the relevant provisions of any applicable law will not in any way diminish any of Director's rights or Corporation's obligations under this Agreement. This Agreement cannot be amended except with the written consent of Corporation and Director.

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     15.  GOVERNING LAW.  This Agreement will be governed by Delaware law.
          -------------

     16.  DURATION; SUCCESSORS.
          --------------------

          (a) This Agreement shall apply to any claim asserted and any Expenses incurred in connection with any claim asserted on or after the effective date of this Agreement and shall continue until and terminate upon the later of: (a) 10 years after Director has ceased to occupy any of the positions or have any of the relationships described in Section 2(a) of this Agreement, or (b) one year after the final termination of all Proceedings of the kind described herein with respect to Director which are pending or threatened as of the date this Agreement would otherwise terminate. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives and assigns.

          (b) Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation to assume all of Corporation's obligations under this Agreement. Such assumption will not release Corporation from its obligations under this Agreement.

     17.  SEVERABILITY.  The provisions of Agreement will be deemed severable,
          ------------
and if any part of any provision is held illegal, void or invalid under applicable law, such provision may be changed to the extent reasonably necessary to make the provision, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain binding in accordance with their terms.

     18.  NOTICES.  All notices given under this Agreement will be in writing
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and delivered either personally, by registered or certified mail (return receipt requested, postage prepaid), by recognized overnight courier or by telecopy (if promptly followed by a copy delivered personally, by registered or certified mail or overnight courier), as follows:


          If to Director:     ________________________


          If to Corporation:  Concentric Network Corporation
                              10590 N. Tantau Avenue
                              Cupertino, California  95014


or to such other address as either party furnishes to the other in writing.

     19.  COUNTERPARTS.  This Agreement may be signed in counterpart.
          ------------

     20.  SUBSIDIARIES.  As used in this Agreement, the term "Subsidiary" means
          ------------
any corporation in which Corporation owns a majority interest.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the date written above.


                                   CONCENTRIC NETWORK CORPORATION,
                                   a Delaware corporation


                                   By:__________________________________________
                                         Signature

                                      __________________________________________
                                         Print Name

                                      __________________________________________
                                         Title



                                   _____________________________________________

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